EXHIBIT 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: July 30, 2024

ELK EVERGREEN INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

ELK CYPRESS INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

TSSP SUB-FUND HOLDCO, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

ALAN WAXMAN

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Joshua Peck, on behalf of Alan Waxman

[Schedule 13D Joint Filing Signature Page]